PRICING SUPPLEMENT NO. 8                                        Rule 424(b)(3)
DATED:  September 23, 1999                                  File No. 333-83049
(To Prospectus  dated August 9, 1999
and Prospectus  Supplement  dated August 9, 1999)

                                $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount:            Floating Rate Notes [ ]   Book Entry Notes [x]
$30,000,000

Original Issue Date:         Fixed Rate Notes [x]      Certificated Notes [ ]
09/27/1999

Maturity Date: 09/27/2004    CUSIP#: 073928KY8

Option to Extend Maturity:   No    [x]
                             Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------          --------             -------            --------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate: 7.178%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                    Maximum Interest Rate:

[ ]  Commercial Paper Rate              Minimum Interest Rate:

[ ]  Federal Funds Rate                 Interest Reset Date(s):

[ ]  Treasury Rate                      Interest Reset Period:

[ ]  LIBOR Reuters                      Interest Payment Date(s):

[ ]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate:                  Interest Payment Period:

Index Maturity:

Spread (plus or minus):

* Commencing March 27, 2000 and on March 27 and September 27, for each year until maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.